EXHIBIT 10.5

BRIDGE NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of August 23, 2006, by and among Capital Growth Systems, Inc., a Florida corporation (“Borrower” or “Company”), and the lenders (each individually a “Lender,” and collectively the “Lenders”) executing a counterpart copy of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each of the Lenders intends to fund a bridge loan to Company, which loan is anticipated to be repaid from the proceeds of an equity financing by Borrower of not less than $5,000,000 (the “Pipe Financing”) as set forth below; such bridge loans to the Company shall be in the form of either a cash loan or an assignment to the Company of a promissory note (or interest therein) issued by 20/20 Technologies, Inc. (either issued by itself or together with its subsidiaries Magenta Netlogic, Limited and 20/20 Technologies LLC I as co-borrowers—each a “20/20 Note”), which shall be accorded a bridge loan value in such event equal to the value set forth on the execution page of each such contributing individual.

WHEREAS, the Pipe Financing shall be structured as an issuance of Units comprised of Series A Preferred Stock and warrants (the “Units Warrants”) to purchase Series A Preferred Stock. The Series A Preferred Stock shall automatically convert to Common Stock of the Company upon the amendment of its articles of incorporation to authorize the issuance of not less than 50,000,000 shares of Common Stock. The “Pipe Common Stock Price” shall be the Unit purchase price divided by the number of shares of Common Stock issuable to Units purchasers on conversion of the Series A Preferred Stock to Common Stock before giving effect to the Units Warrants. It is anticipated that he Pipe Common Stock Price shall be $0.90 per share, as specified in the draft private placement memorandum for the Units, a copy of which have been made available for review by each Lender; and

WHEREAS, the parties wish to provide for the sale and issuance of the Notes in return for the provision by the Lenders of the Consideration to the Company on the terms and subject to the conditions set forth in this Agreement, and the collateral security set forth below.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  Definitions.

(a)  “Aggregate Loan Amount” shall mean Notes with an aggregate principal amount of up to $6,000,000, or such greater amount as is mutually agreed between the Company on the one hand and holders of in excess of 50% of the original principal amount of the Notes.

(b)  “Consideration” shall mean the amount of money paid by each Lender pursuant to execution of a counterpart of this Agreement, or the value as set forth on the counterpart signature page of this Agreement of the 20/20 Note (or interest therein), which 20/20 Note and associated contract rights and warrants held by such Lender is hereby assigned by the Lender to the Company.

(c)  “Price” shall mean the purchase price for Equity Units.

(d)  “Initial Closing Date” shall be the date on which at least $5,000,000 of Pipe Financing has been consummated.

(e)  “Knowledge” shall mean the actual knowledge of any officer of the Company.

(f)  “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes.

(g)  “Maturity Date” shall mean as to each Note, 120 days following the date of the Note.

(h)  “Pipe Common Stock Price” shall have the meaning set forth in the preamble hereof.

(i)  “Pipe Financing” shall have the meaning set forth in the preamble hereof;

(j)  “Notes” shall mean the one or more unsecured convertible promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(k)  “Securities” shall have the meaning set forth in Section 6.2 below.

(l)  “Warrants” shall mean the detachable warrants issuable pursuant to Section 2 below.

2.  Terms of the Notes and Warrants. In return for the Consideration paid by each Lender, the Borrower shall sell and issue to such Lender one or more unsecured Notes in the principal amount equal to the dollar amount set forth below the Lender’s name on the signature page hereof (the aggregate principal amount so sold being the “Aggregate Note Amount”), bearing interest at 18% per annum. Borrower in its sole discretion may increase the Aggregate Note Amount with respect to any Lender. In addition, simultaneous with the initial funding of the Pipe Financing, the Company shall issue to Lender a warrant (“Warrant”) expiring on the earlier of December 31, 2011 or 30 days following delivery of a Call Notice (after achievement of a price of at least $4.00 per share and the effectiveness of an underlying registration statement as more fully described in the Warrant) to purchase a number of shares of Series A Preferred Stock, which upon conversion to rights to acquire Common Stock shall be exercisable to purchase 37,500 shares of Common Stock for each $100,000 of Notes investment, exercisable at the Pipe Common Stock Price, all as more fully set forth on Exhibit B. Company further agrees to apply 25% of all net proceeds it receives from the Pipe Financing after $5,000,000 has been raised from the Pipe Financing and until $10,000,000 has been raised from the Pipe Financing, and 50% of all net proceeds from the Pipe Financing in excess of $10,000,000 of Pipe Financing proceeds raised, toward payoff of the Notes, on a pro rata basis (allocated pro rata among all the Notes) based on outstanding principal amount.

To the extent the Consideration provided by the Lender is an assignment of the Lender’s 20/20 Note and associated contract rights, by execution hereof, such Lender assigns to Borrower all right title and interest in the 20/20 Note and all associated contract rights related thereto, free and clear from all liens and encumbrances, including but not limited to the Note Administration Agreement (if the undersigned is a party to that agreement among LaSalle 20/20 Lender, LLC and the holders of promissory notes subject to such agreement, the loan and security agreement pursuant to which the undersigned has been granted a security interest in the assets of the co-borrowers with respect to the 20/20 Note, and the interest of the undersigned with respect to the Amended and Restated Intercreditor Agreement dated as of September 20, 2000 as amended through the date hereof among LaSalle 20/20 Lender LLC on behalf it itself and participating noteholders, Augustine Fund, LP and the “Other Lenders” named therein (including Como Investments Series A, LLC); the 20/20 Note and associated contracts referenced herein are collectively referred to as the “20/20 Note Documents.”

3.  Closing. Each closing for the purchase of the Notes shall take place at the offices of the Borrower at 12:00 p.m., on the date of counterpart execution of this Agreement by the Lender in question, or at such other time and place as the Borrower and each Lender shall agree. At each Closing, each Lender shall deliver the Consideration to the Borrower and the Borrower shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Borrower.

4.  Use of Consideration. Subscription proceeds from the Notes shall be deposited in an escrow account to be established by the Company with Kelley Drye & Warren or such other entity as Company shall select, and shall be held in escrow pending the sale of at least $5,000,000 of Notes (or such lesser amount agreeable to the Company and the Majority Note Holders), to be released from escrow in connection with the closing of the acquisition of 20/20 Technologies, Inc. by the Company (through merger with a subsidiary of the Company or as otherwise agreed to by the Company). Interest shall accrue on the Notes effective as of the date of the closing of such acquisition. Borrower can use the proceeds of respective Consideration provided to the Borrower toward the acquisition of 20/20 Technologies, Inc. and toward working capital proceeds.

5.  Representations and Warranties of the Borrower. In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lenders that:

5.1  Organization, Good Standing and Qualification. The Borrower is a corporation, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2  Authorization. All corporate action has been taken on the part of the Borrower, its shareholders, officers, and directors necessary for the authorization, execution, delivery and performance, of this Agreement and the Notes and Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Borrower has taken all corporate action required to make all of the obligations of the Borrower reflected in the provisions of this Agreement and the Notes and Warrants the valid and enforceable obligations they purport to be.

5.3  Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement or the Notes and Warrants, nor the issuance and delivery of the Notes and Warrants, will constitute or result in a default or violation of any law or regulation applicable to the Borrower or any term or provision of the Borrower’s current Articles, Bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.4  Valid Issuance. The Common Stock or Series A Preferred Stock issuable upon exercise of the Warrants will be, when issued in accordance with the terms of this Agreement, duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

5.5  No Violation. The Borrower is not in violation of any order of any court, arbitrator or governmental body, material laws, ordinances or governmental rules or regulations (domestic or foreign) to which it is subject.

5.6  No Litigation. There are no suits or proceedings pending or, to the Knowledge of the Borrower, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting the Borrower which if determined adversely to the Borrower could result in a material adverse effect on the Borrower’s business as presently conducted or its ability to perform its obligations hereunder or under the Notes.

5.7  Arms’ Length Transactions. The transactions evidenced by this Agreement and the Notes and the other documents and instruments delivered in connection herewith or therewith (a) are the result of arms’ length negotiations among the parties hereto, (b) are made on commercially reasonable terms and (c) are undertaken by the Borrower without any intent to hinder, delay or defraud any entity to which the Borrower is or may become indebted.

6.  Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Borrower that:

6.1  Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that the execution, delivery and performance of this Agreement has been duly authorized and approved by such Lender.

6.2  Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Borrower that the Notes and any capital stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for Lender’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3  Disclosure of Information. Each Lender acknowledges that he or it has received all the information, documents and materials he or it considers necessary or appropriate for deciding whether to acquire the Notes, and has been provided access to all public filings of Borrower with the Securities & Exchange Commission. Each Lender confirms that he or it has made such further investigation of the Borrower as was deemed appropriate to evaluate the merits and risks of this investment. Each Lender further represents that he or it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of the Notes and Warrants.

6.4  Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that he or it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Equity Units. If other than an individual, each Lender also represents he or it has not been organized solely for the purpose of acquiring the Notes and the Equity Units.

6.5  Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

6.6  Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Each Lender represents that he or it is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

6.7  Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Borrower to be bound by this Section 6 and:

(a)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)  (i) Lender has notified the Borrower of the proposed disposition and has furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Borrower, Lender shall have furnished the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower, that such disposition will not require registration of such shares under the Securities Act.

(c)  All transferees agree in writing to be subject to the terms hereof, and any other agreements to which such Securities may be subject, to the same extent as if they were Lenders hereunder, including but not limited to the Note Administration and Security Agreement in the form attached hereto as Exhibit C.

6.8  Legends. It is understood that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, conversion, exercise or similar event, shall bear the legends required by applicable law as well as such agreements to which such Securities may be subject, including, without limitation, legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws, as well as the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

7.  Defaults and Remedies.

7.1  Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a)  The Borrower shall default in the payment of any part of the principal or unpaid accrued interest on any Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b)  The Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower, or the Borrower or its respective manager, officers or majority members shall take any action looking to the dissolution or liquidation of the Borrower;

(c)  Within sixty (60) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated; or

(d)  The Borrower or any of its subsidiaries shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Notes or the Note Administration and Security Agreement attached hereto as Exhibit C within 30 (thirty) days after written notice from the Servicer named therein (the “Servicer”) or the Majority Note Holders to perform or observe the obligation, or any representation or warranty made by the Borrower hereunder or thereunder shall be false in any material respect as of the date made and such representation or warranty is not cured, if susceptible to cure, within 30 (thirty) days after the Borrower’s Knowledge of such failure.

7.2  Remedies. Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option and upon the declaration of the Servicer or the Majority Note Holders, acting pursuant to the form of Note Administration and Security Agreement, the entire unpaid principal and accrued and unpaid interest on each Note, and all other amounts owing under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Servicer named therein and acting on behalf of all of the Note holders may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under each Note and exercise any and all other remedies granted to it at law, in equity or otherwise; provided, however, that if any Event of Default occurs under Sections 7.1(b) or 7.1(c), all unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement, shall automatically become immediately due and payable.

8.  Miscellaneous.

8.1  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Borrower may not assign its obligations under this Agreement without the written consent of the Servicer or Majority Note Holders (which shall not be unreasonably withheld), and no Lender may, without the written consent of the Borrower (which shall not be unreasonably withheld), assign all or any portion of a Note to any person or entity. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2  Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois. Any action to enforce this Agreement or any of the rights or obligations hereunder shall be litigated by bench trial, with all parties hereto waiving their right to trial by jury.

8.3  Counterparts, Power of Attorney. This Agreement, and any of the other agreements, documents and instruments contemplated hereby, may be executed in two or more counterparts, whether by original, photocopy, facsimile or email pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement, and any of the other Agreements, documents and instruments contemplated hereby, by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof. By execution of this Agreement, each Lender grants an irrevocable power of attorney to each of Thomas G. Hudson, Lee Wiskowski, Douglas Stukel and any Servicer named in the Note Administration and Security Agreement, and any officer of the Servicer (each an “Attorney”) to execute in the name, place and stead of each Lender and such Lender’s successors in interest: (i) the Note Administration and Security Agreement; (ii) any document requiring the execution of the Lender related to any action to be taken by the Servicer on behalf of such Lender pursuant to the Note Administration and Security Agreement; and (iii) to the extent the Lender is assigning his or its interest in a 20/20 Note to the Company, an assignment of the 20/20 Note and an assignment of each of the other 20/20 Note Documents, and such amendments thereto as the Company deems necessary and proper to reflect the purpose and intent of this Agreement.

8.4  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8.5):

If to the Borrower:	Capital Growth Systems, Inc. 50 East Commerce Drive - Suite A Schaumburg, IL 60173 Attention: Thomas Hudson, CEO

If to Lenders:	At the respective addresses shown on the signature page hereof.

8.6  Finder’s Fee. Each Lender represents that he, she or it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Borrower from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible. The Borrower agrees to indemnify and hold harmless each Lender from any personal liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower or any of its officers, employees or representatives is responsible.

8.7  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Borrower shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.8  Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Borrower’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and either the Majority Note Holders. Any waiver or amendment effected in accordance with this Section 8.8 shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

8.9  Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 8.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

8.10  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11  Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Borrower and its officers and directors in their capacities as such, in making its investment or decision to invest in the Borrower. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Bridge Note Purchase Agreement as of the date first above written.

BORROWER:		LENDERS:

Capital Growth Systems, Inc.
[Signature]

By:	Thomas G. Hudson
Its:	Thomas G. Hudson Chief Executive Officer	[Print Name]

		Amount:	$	(Cash); or
			$	Value for 20/20
Note

Address:

[Signature]

[Print Name]

		Amount:	$	(Cash); or
			$	Value for 20/20
Note

Address:

EXHIBIT A

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

CONVERTIBLE PROMISSORY NOTE

$	__________, 2006

FOR VALUE RECEIVED, Capital Growth Systems, Inc., a Florida corporation (the “Borrower”), hereby promises to pay to the order of [_________________(the “Lender”), the principal sum of __________________ ($__________), together with interest thereon from the date of this Convertible Promissory Note (the “Note”). Simple interest shall accrue on the principal balance of this Note at eighteen percent (18%) per annum. The principal and accrued interest shall be due and payable by the Borrower on the Maturity Date.

This Note is one of the Notes issued pursuant to the Purchase Agreement dated as of August 23, 2006, pursuant to which this form of Note is attached as an exhibit (“Purchase Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment may be made in whole or part without penalty, and the Company shall fund prepayments as provided for in the Purchase Agreement. In connection with the delivery, acceptance, performance or enforcement of this Note, the Borrower hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and asserts to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Borrower agrees to pay all amounts under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived.

2. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

3. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Borrower may not assign its obligations under this Note without the written consent of the Servicer or Majority Note Holders and the Lender may not, without the written consent of the Borrower (which shall not be unreasonably withheld), assign all or any portion of this Note to any person or entity. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Borrower and reissuance of a new note to the transferee, who agrees in writing in form satisfactory to Lender to be bound by the terms of the Purchase Agreement. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Borrower and any other Lenders.

A-1

4. Officers and Directors not Liable. In no event shall any officer or director of the Borrower or Servicer be liable for any amounts due and payable pursuant to this Note.

5. Expenses. The Borrower and hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Borrower agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

6. Governing Law. This Note shall be governed by and construed under the laws of the State of Illinois as applied to other instruments made by Illinois residents to be performed entirely within the State of Illinois. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in Cook County, Illinois.

7. Approval. The Borrower hereby represents that it has approved the Borrower’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Borrower after reasonable inquiry concerning the Borrower’s financing objectives and financial situation. In addition, the Borrower hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

IN WITNESS WHEREOF, the Borrower has executed this Note on the day and year first above written.

Capital Growth Systems, Inc.

By:
Its:

A-2

EXHIBIT B

THIS WARRANT AND THE SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE CAPITAL STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase _____ shares of Series A Convertible Preferred Stock of Capital Growth Systems, Inc. (subject to adjustment as provided herein)

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

No. __________	Issue Date: _______________
Name of Holder:________________________
Number of Shares of Series A Preferred Stock Subject to this Warrant:_____________

CAPITAL GROWTH SYSTEMS, INC., a corporation organized under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, the person or entity named above as Holder (the “Holder”), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., central time on the earlier of 30 days following the date of sending the “Call Notice” as set forth below, or December 31, 2011 (the “Expiration Date”), up to the number of shares of fully paid and nonassessable Series A Convertible Preferred Stock (the “Warrant Amount”) of the Company at a per share purchase price equal to $1000.00 per share (the “Purchase Price”). Holder acknowledges that effective upon the filing of an amendment to the Articles of Incorporation of the Company increasing its authorized Common Stock to not less than 50,000,000 shares (the "Amendment"), each share of Series A Convertible Preferred Stock shall automatically be converted into 1111.11 shares of $0.0001 par value Company common stock (“Common Stock”) (subject to rounding as to each block of shares held by each holder thereof to the nearest whole share). Notwithstanding anything to the contrary contained herein, effective as of the filing of the Amendment, the Warrant Amount hereunder shall be automatically converted into the right to receive that number of shares of Common Stock equal to the product of 1111.11 times the number of shares of Series A Convertible Preferred Stock purchasable hereunder, the Purchase Price for each share of Common Stock shall be adjusted to $0.90 per share and all references herein to Series A Convertible Preferred Stock shall thereafter apply to the Common Stock into which said Series A Convertible Preferred Stock has been converted; and provided further in the event that the “Pipe Common Stock Price” as defined in the Purchase Agreement pursuant to which this Warrant has been issued is less than $0.90 per share, then the Purchase Price for each share of Common Stock shall be adjusted to the Pipe Common Stock Price.

In the event that following the date of issuance of this Warrant, the closing price for the Company’s Common Stock is $4.00 per share or greater (as equitably adjusted for stock splits, reverse splits or other recapitalization or reorganization of the Company after the date hereof as provided in Section 4 below) for 20 consecutive trading days and within 10 business days following the attainment of this trading level, the Company sends a “Call Notice” to the Holder hereof pursuant to the Notice provisions of this Warrant, and addressed to the Holder at the Holder’s last known address, and provided further that during the period from the date of the Call Notice through 30 days following the date of sending the Call Notice (such last day being the “Outside Date”), Holder has the right to sell the shares of Common Stock underlying this Warrant pursuant to an effective registration statement as filed with the Securities & Exchange Commission (that is not subject to a stop order or suspension—the “Registration Statement”), then the Holder must exercise this Warrant on or before 5:00 p.m. CST on the Outside Date or the rights under this Warrant shall lapse as of the end of the Outside Date; provided however if at any time from the date of sending of the Call Notice until the Outside Date the Holder’s right to sell shares of Common Stock purchased pursuant to the exercise of this Warrant pursuant to the terms of the Registration Statement is invalid due to either the suspension of the Registration Statement or its expiration (without immediate replacement by a subsequent effective registration statement), then the Call Notice shall be deemed null and void ab initio and this Warrant shall remain in full force and effect subject to a possible subsequent Call Notice which could be provided in the event the other requirements for the Call Notice to be sent are met.

1. Exercise of Warrant.

1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Series A Convertible Preferred Stock (or as provided in the forepart hereof, shares of Common Stock) subject to adjustment pursuant to Section 4.

1.2 Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Series A Convertible Preferred Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3 Partial Exercise. This Warrant may be exercised in part (including a fractional share, provided that following the Amendment, it may only be exercised for whole shares of Common Stock) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Series A Convertible Preferred Stock designated by the Holder in the Subscription Form (or Common Stock following the conversion of Series A Convertible Preferred Stock to Common Stock) by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the number of shares of Series A Convertible Preferred Stock (or Common Stock following the conversion of the Series A Convertible Preferred Stock to Common Stock) for which such Warrant may still be exercised.

1.4 Fair Market Value. Fair Market Value of a share of Series A Convertible Preferred Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., then an amount equal to the product of the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date for a share of such Common Stock, multiplied by the conversion rate then in place for the Series A Convertible Preferred Stock, as applicable, or following the Amendment, it shall simply be the aforesaid price for the Company’s Common Stock.

(b) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date for a share of such Common Stock, multiplied by the conversion ratio then in place for the Series A Convertible Preferred Stock, as applicable, or following the Amendment, it shall simply be the aforesaid price for the Company’s Common Stock.

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Series A Convertible Preferred Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Series A Convertible Preferred Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Series A Convertible Preferred Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Series A Convertible Preferred Stock (or following the Amendment the corresponding shares of Common Stock) purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock (or following the Amendment, shares of Common Stock) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Series A Convertible Preferred Stock (or Common Stock following the Amendment) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company selected by the Company, as trustee for the Holder or Holders of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Capital Stock. In the event that the Company shall (a) issue additional shares of its capital stock as a dividend or other distribution on outstanding capital stock, (b) subdivide its outstanding shares of capital stock or (c) combine its outstanding shares of capital stock into a smaller number of shares of its capital stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of capital stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of capital stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of capital stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of capital stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Series A Convertible Preferred Stock (or following the amendment the corresponding shares of Common Stock) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Series A Convertible Preferred Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Series A Convertible Preferred Stock outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Series A Convertible Preferred Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant (subject to adjustment as to the aforesaid subparagraphs for Common Stock following the Amendment). The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 9 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. From and after the Issue Date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Series A Convertible Preferred Stock (or following the Amendment, all shares of Common Stock) from time to time issuable on the exercise of the Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Series A Convertible Preferred Stock (or following the Amendment, the shares of Common Stock) called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Series A Convertible Preferred Stock (or following the Amendment, shares of Common Stock) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent via Federal Express or other bonded overnight courier, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Illinois. Any dispute with respect to this Warrant shall be litigated: (i) in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue all parties consent; and (ii) by bench trial, with each party waiving his, her or its right to trial by jury.

.IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CAPITAL GROWTH SYSTEMS, INC.

By:
Its:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: CAPITAL GROWTH SYSTEMS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

shares of the Series A Convertible Preferred Stock covered by such Warrant if this exercise is prior to the Amendment; or

shares of Common Stock covered by such Warrant if this exercise is following the Amendment.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of cash.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________ whose address is

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock underlying this Warrant under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

B-A-1

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Series A Convertible Preferred Stock (if prior to the “Amendment” as defined in the within Warrant) or of Common Stock (if following the date of the “Amendment:”) of Capital Growth Systems, Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Capital Growth Systems, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred		Number Transferred
%
%
%

Dated:
(Signature must conform to name of holder as specified on the face of the warrant)
Signed in the presence of:

(Name)
(Address)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Address)

(Name)

B-B-1

EXHIBIT C

NOTE ADMINISTRATION AND SECURITY AGREEMENT

THIS NOTE ADMINISTRATION AND SECURITY AGREEMENT dated as of August 23, 2006, is by and among Capital Growth Systems, Inc., a Florida corporation (“Company”), Nexvu Technologies, LLC (“Nexvu”—together with Company, collectively referred to as “Debtors”) each holder of a bridge note (each a “Note” and collectively, the “Notes,” and the holder of each Note being a “Holder” and collectively, the “Holders”) issued pursuant to the form of Bridge Note Purchase Agreement dated as of August 23, 2006 (“Purchase Agreement”) between Debtor and the purchasers executing counterpart copies thereof, and CGSI Bridge Note Servicer, Inc., an Illinois corporation (“Servicer”).

RECITALS:

A. Debtors are in need of bridge financing to be funded by the Holders to Company in accordance with the terms of the Purchase Agreement, the proceeds of which will be used by Company to fund working capital needs of itself and the other Debtors, as well as to fund a portion of the cost of acquisition of 20/20 Technologies, Inc. (“20/20”) and Debtors are willing to secure the obligations under the Notes and this Agreement (collectively, the “Obligations”) by granting each Holder a security interest in certain collateral described herein.

B. The parties desire to enter into this Agreement to set forth the terms and conditions governing the Obligations and related transactions (the “Transactions”), and further to confirm acknowledgment that the Notes shall be secured by substantially the same Collateral, and be subject to administration as provided by the Servicer on behalf of all of the Holders pro rata in accordance with the Obligations. Servicer is owned by one or more of the larger Holders of Notes and has been formed to act as collateral agent on behalf of all the Holders as set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for the covenants and agreements contained herein, the parties hereto agree as follows:

9.  Recitals. The recitals set forth above are incorporated by reference herein and made a part herewith as if fully rewritten.

10.  Loan to Debtors. Simultaneously with the execution of each counterpart to the Purchase Agreement, the Holder signing such counterpart shall loan the sum set forth below Holder’s signature on the signature page thereof or assign to Company the “20/20 Note” (as defined in the Purchase Agreement) for an amount agreed to between that Holder and Company, and with the sum set forth as to each Holder on the Purchase Agreement constituting that Holder’s “Loan” to the Company for the benefit of itself and the other Debtors, and all of which are collectively referred to as the “Loans”.

11.  Grant of Security Interest.

11.1  As security for the Obligations, the Debtors hereby assign to the Holders and grant to the Holders a continuing security interest in the following assets, whether now owned or hereafter existing or acquired by any of the Debtors (collectively, the “Collateral”): all of each Debtor’s accounts receivable, contracts and contract rights to payment, inventory, chattel paper, investment property, instruments, machinery, equipment, vehicles, furniture and fixtures, goods, supplies and general intangibles including, without limitation, the 20/20 Notes and all collateral granted to the holders of the 20/20 Notes by 20/20 or its subsidiaries, 20/20 Technologies I, LLC and Magenta netLogic, Limited (collectively, the “20/20 Companies”), including the security agreements and security interests and other contract rights granted to said 20/20 Notes holders and their assigns in assets of the 20/20 Companies. Company agrees to execute an assignment separate from note with respect to each of the 20/20 Notes to Servicer as collateral agent on behalf of all of the Holders as their respective interests may appear.

11.2  The security interest of each Holder under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any of the Debtors may acquire at any time during the continuation of this Agreement. By counterpart execution hereof, each Holder hereby appoints Servicer to act as his, her or its collateral agent with respect to the Collateral called for hereunder and with respect to the enforcement of the rights of the Holders as more fully set forth below, with any such action taken to be taken on behalf of all of the Holders on a pro rata basis based upon the percentage of total Obligations owing to each of the Holders from time to time (the percentage as to each Holder being the Holder’s “Ownership Percentage”). All references herein to “Servicer” shall include the Servicer named above or any successor person or entity appointed by written consent signed by Holders holding a majority of the outstanding unpaid principal with respect to the Notes from time to time (such majority in interest being the “Majority Holders” and each such successor being named by the Majority Holders hereinafter sometimes referred to as a “Successor Servicer”), and in the event the Servicer ceases to serve for any reason and there is no Successor Servicer, then all actions to be taken by Servicer on behalf of the Holders shall be valid if taken at the direction of the Majority Holders, which action shall be binding upon all of the Holders if taken by a duly appointed Servicer, Successor Servicer or the Majority Holders.

11.3  The Debtors hereby authorize the Servicer on behalf of the Holders to file such Uniform Commercial Code financing statements and such other public or private filings as the Servicer deems necessary and proper to evidence or perfect the Holders’ security interest in the Collateral, including but not limited to, such filings as the Servicer deems necessary and proper to file with the Office of the Delaware Secretary of State, the Florida Secretary of State, the required offices in the United Kingdom and the U.S. Patent and Trademark Office. Each Debtor hereby grants to Servicer (and any successor Servicer as called for hereunder) an irrevocable power of attorney to execute any of the documents referenced in this Section 3(c) in the name, place and stead of Debtors, as Holder deems necessary and proper. This power of attorney is coupled with an interest.

12.  Debtors’ Covenants. From and after the date hereof and so long as any amount remains unpaid on any of the Notes, except to the extent compliance in any case or cases is waived in writing by the Holder, Debtors hereby covenant and agree with Servicer on behalf of each of the Holders as follows:

12.1  Servicer and each Holder or their respective designees shall at all reasonable times have full access to, and the right to audit, check, inspect and make abstracts and copies from Debtors’ books, records and audits. Servicer, each Holder and their respective designees shall keep all such information obtained from Debtors confidential.

12.2  Debtors will at any time and from time to time upon request of Servicer take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, security agreements or other instruments which Servicer in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and to preserve, protect and perfect the security intended to be created and preserved in the Collateral and to establish, preserve and protect the security interest of Holders in and to the Collateral.

12.3  Except as set forth in Section 3(d), above or as otherwise permitted by Servicer or by Holders by written consent of Majority Holders, Debtors shall not sell, transfer, convey or otherwise dispose of any of the Collateral other than dispositions of inventory in the ordinary course of business.

13.  Default. Any one of the following shall constitute an Event of Default hereunder:

13.1  Company fails to make a payment when due under any Note;

13.2  Debtors fail to timely perform or observe any term, covenant or agreement contained in this Agreement or the Note;

13.3  Any representation or warranty made by a Debtor herein is false in any material respect on the date hereof;

13.4  A Debtor suspends the operation of its business;

13.5  A Debtor becomes insolvent or the subject of state insolvency proceedings, fails generally to pay its debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of a Debtor; or

13.6  A Debtor takes corporate action to authorize such organization to become the subject of proceedings under the United States Bankruptcy Code (or similar provisions in the United Kingdom with respect to Magenta); or the execution by a Debtor of a petition to become a debtor under the United States Bankruptcy Code (or similar provisions in the United Kingdom with respect to Magenta); or the filing of any involuntary petition against a Debtor under the United States Bankruptcy Code (or similar provisions in the United Kingdom with respect to Magenta) which remains undismissed for a period of 60 days; or the entry of an order for relief under the United States Bankruptcy Code (or similar provisions in the United Kingdom with respect to Magenta) against a Debtor.

13.7  Whenever an Event of Default shall be existing hereunder, Servicer on behalf of Holders may exercise from time to time any rights and remedies available to any Holder under applicable law. Any notification of and intended disposition of any of the Collateral required by law shall be deemed reasonable if properly given at least ten (10) days before such disposition. Any proceeds of any disposition by Servicer on behalf of the Holders of the Collateral may be applied by Servicer to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses of Servicer, and any balance of such proceeds may be applied by Servicer toward the payment of the Notes, pro rata among the Holders in accordance with the Ownership Percentages.

13.8  Debtors hereby constitute and appoint Holder their true and lawful attorney, irrevocably, with full power after the occurrence of an Event of Default, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to any of the Debtors under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any actions or institute any proceedings which Holder may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

Specific Rights and Obligations of Servicer.

13.9  Appointment of Servicer. Holders appoint Servicer to act as their attorney in fact to take all actions to enforce the rights of the Holders under the Notes, including, without limitation, the institution of and prosecution of lawsuits and taking all other actions relating to the enforcement of the Holders’ rights. Servicer shall maintain a list of Holders outstanding from time, which Servicer shall append hereto in counterpart as Exhibit A.

13.10  Default Under Notes. Upon Servicer’s receipt of notice from a Holder (which may be an Affiliate of Servicer) or from a Debtor that a Debtor has defaulted in its obligations under any of the Notes or this Agreement, which default is not timely cured, the Servicer shall promptly send written notice to each of the Holders of the Notes which describes the nature of the default. Such notice shall also include one or more possible courses of action to be pursued in connection with such default, which action may include but not be limited to any of the following: (i) extension of due date and/or payment date with respect to the Notes; (ii) release of Collateral; (iii) subordination of Notes; (iv) other modifications to Notes’ terms; and (v) conversion of Notes to equity. The Servicer shall take the action which is approved in writing by the Majority Holders; provided, however, the Servicer need not take any proposed action unless it receives from the Holders a sufficient advance payment (pro rata based on the principal balance of outstanding Notes) against prospective fees to render it comfortable in undertaking such action; and provided further if no direction is delivered by the Majority Holders within 15 days following such request or where the Servicer in good faith believes action must be taken before it can reasonably expect Majority Holders direction, then Servicer may take such action on behalf of all Holders as Servicer deems necessary and proper. Should any Holder not pay the Holder’s proportionate share of any Servicer fee assessment, then such Holder shall nonetheless be liable therefor (on a nonrecourse basis, to the extent of the value of the Holder’s Note) and further directs the Debtors and Servicer to deduct and pay over to the Servicer, together with interest at twelve percent (12%) per annum, such amount from the next proceeds payable to such Holder with respect to the Holder’s Note.

13.11  Compensation of a Servicer. In consideration for performing its duties under this Agreement, the Company agrees to pay Servicer in the case of a default, a fee of equal to Servicer’s regular hourly rates which Servicer may charge for services plus reimbursement for all out-of-pocket costs including fees and expenses of attorneys and other associated professionals as may be retained by Servicer for purposes of providing its services. The Holders direct the Debtors and Servicer to deduct and pay over to Servicer and its associated service providers any amounts payable by the Holders from the first proceeds otherwise payable to each Holder to the extent such Holder has not advanced his pro rata share thereof to Servicer.

13.12  Written Direction Upon Majority Holders. In carrying out its duties under this Agreement, the Servicer shall abide by the direction of the Majority Holders and not in number of the Holders. Unless the direction from the Majority Holders indicates otherwise, a direction to the Servicer to enforce the rights of the Holders under the Notes shall authorize the Servicer to pursue, or elect not to pursue, one or more remedies as the Servicer, in its sole discretion, shall determine. The Holders acknowledge that the Servicer’s affiliates may hold a majority-in-interest of the Notes individually or in concert with a minority of the remaining Holders, which may provide Servicer the ability to determine the cause of action in question. The parties further acknowledge that any net proceeds after costs and expenses that are realized with respect to collection of the Notes shall be allocated pro rata among all Holders based upon the outstanding sums due to them from time to time with respect to the Notes.

13.13  Voting. All actions and votes of the Holders required or permitted under the terms of this Agreement or the Notes shall be conducted pursuant to the following terms and provisions:

(a)  The Holder of each Note shall have the right to cast the number of votes determined by dividing the outstanding principal balance of the Note of such Holder by 1,000.

(b)  All votes of the Holders shall be taken with or without a meeting, as determined by the Servicer. In connection with each vote, the Servicer shall provide each Holder the following:

(i)  a ballot providing for each Holder to cast the Holders’ number of votes for or against each matter being voted upon;

(ii)  a statement that each Holder’s ballot must be received by the Servicer within fifteen (15) days from the date on which such ballots are deposited in the United States mail, postage prepaid, or otherwise delivered to the Holders; and

(iii)  an envelope self-addressed to the Servicer.

(c)  All ballots must be returned to the Servicer not later than the date indicated above. Ballots received after such fifteen (15) day period shall be considered void.

(d)  No later than ten (10) days after the date indicated on the ballot pursuant to Section 6(f)(2)(b) above the Servicer shall count the votes. All votes returned or received after the fifteen (15) day period shall not be counted. The Servicer shall, within ten (10) days after tallying the votes, notify the Holders of the outcome of said vote by written notice. Notwithstanding the foregoing, if holders of a Majority-in-Interest of the Holders’ Notes approve a proposed course of action, the Servicer may take such action immediately and need not wait until subsequent votes are tallied.

(e)  Should a deadline fall on a weekend or holiday, the applicable time period shall be extended to the end of the next business day.

14.  Amendment to Notes, Security Agreement. In addition to the enforcement actions referenced above, each Holder agrees that the Majority Holders of the Notes shall have the right to act on behalf of each Holder:

14.1  modify the terms of all the Notes, which modifications include but are not limited to extension of the due date of the Notes, modification of the interest called for thereunder or the conversion to equity of the Notes or any portion thereof;

14.2  modify the term of the this Agreement, including coverage and for release of the Collateral therefor or modify the terms of the Purchase Agreement; and

14.3  enter into such forms of subordination agreement or standstill agreement as the Servicer deems necessary and proper. By execution of this Agreement, each Holder grants to Servicer and its officers (each an “Attorney”) an irrevocable power of attorney to execute in such Holder’s name, place and stead any document said Attorney deems necessary and proper to carryout the purpose or interest of this Agreement or any actions contemplated hereunder, including but not limited to each of :

(a)  any future amendments to the Notes, this Agreement or the Purchase Agreement;

(b)  the Intercreditor Agreement referenced below;

(c)  any amendments to any of the foregoing; and

(d)  such form of UCC-3 amendment or termination to financing statement and such form of comparable document or notice filing and such form of debenture as necessary to perfect the Holder’s security interest in the collateral as is owned by Magenta netLogic Limited.

15.  Notices. All notices required or permitted to be given in writing and may be delivered personally to the person to whom it is authorized to be given, or sent by registered, certified or first class mail, postage paid, addressed as follows (or such other address as the party entitled to notice shall provide to the other parties hereto from time to time):

To the Servicer or any Debtor:	c/o Capital Growth Systems, Inc. 50 E. Commerce Drive #A Schaumburg, Ill. 60173	c/o CGSI Bridge Note Servicer, Inc. 50 E. Commerce Drive #A Schaumburg, Ill. 60173

To each Holder:	At the address of record in the Company’s offices.

16.  Indemnification of Servicer; Conflicts of Interest. Holders acknowledge that Servicer is acting as their agent and attorney in fact as set forth above and each agrees to indemnify, hold harmless and defend Servicer, its officers, directors, employees, agents, attorneys, subcontractors and assigns (collectively, the “Indemnitees) against all claims, actions, damages and expenses of any kind arising out of or in connection with the Servicer’s actions taken under this Agreement, or services taken with respect to this Agreement or reasonably believed to be in the scope of the Indemnitee’s authority, provided that the Indemnitee in question has not acted with willful misconduct or fraud in connection with its actions.

17.  Successors. Should Servicer wish to resign from its responsibilities hereunder, it may do so upon delivery of fifteen (15) days’ prior notice to the parties hereto; in such event or should the Holders seek to elect a new party to assume Servicer’s obligations hereunder, they may do so upon approval in writing of the Majority Holders and delivery of notice to Servicer and to the Company, which shall promptly disseminate said notice to the other parties hereto.

18.  Removal. The Majority Holders may remove the Servicer and/or replace the Servicer with a Substitute Servicer. Any such removal shall be effective only after ten (10) days’ prior written notice is provided to Servicer that the removal has been approved (or such shorter period of time as is mutually agreed by Servicer and the Holders).

19.  General.

19.1  Debtors agree to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Servicer on behalf of the Holders in endeavoring to collect the Notes, and in enforcing this Agreement. No delay on the part of Servicer on behalf of the Holders in the exercise of any rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

19.2  This Agreement shall remain in full force and effect until the payment in full of the Notes or the conversion of the Notes into equity in the sole discretion of the Holder of each Note. This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Any dispute with respect to this Agreement shall be litigated in the state or federal courts situated in Cook County, Illinois to which jurisdiction and venue all parties consent, and shall be adjudicated by bench trial, with all parties waiving their right to trial by jury. The rights and privileges of Holder hereunder shall inure to the benefit of their respective successors and assigns.

19.3  This Agreement contains the entire agreement among the parties hereto with respect to the matters set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

19.4  This Agreement may be executed in any number of counterparts and by the different parties hereto and on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

19.5  The Debtors shall reimburse the Servicer for its reasonable costs, including attorneys’ fees, in connection with the documentation, review and negotiation of this Transaction, including costs for the formation of the Holder as a limited liability company.

13. COUNSEL. THE PARTIES ACKNOWLEDGE AND AGREE THAT SHEFSKY & FROELICH (“S&F”) IS ACTING SOLELY IN ITS CAPACITY AS COUNSEL FOR DEBTORS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND NOT ON BEHALF OF ANY HOLDER OR SERVICER. S&F HAS ADVISED THE PARTIES THAT IT HAS PREVIOUSLY ACTED AS COUNSEL FOR SERVICER IN CONNECTION WITH THE FORMATION OF SERVICER, AND THAT ONE OR MORE OF S&F’S SHAREHOLDERS HAVE INVESTED IN 20/20 AND COMPANY. S&F HAS ADVISED EACH OF THE PARTIES HERETO THAT THIS REPRESENTATION MAY BE DEEMED TO CONSTITUTE A CONFLICT OF INTEREST AND HAS ADVISED THE PARTIES TO RETAIN INDEPENDENT COUNSEL TO EVALUATE THE IMPACT OF SUCH CONFLICT. BY EXECUTION HEREOF, EACH OF THE PARTIES CONSENTS TO S&F’S REPRESENTATION OF DEBTORS WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and the year first above written.

DEBTORS:		HOLDER (executing other than per power of atty.):

CAPITAL GROWTH SYSTEMS, INC.
[Print Name]

By:		By:
Name:	Thomas G. Hudson	Title:
Title:	Chief Executive Officer
Principal Amount of Note: $

NEXVU TECHNOLOGIES, LLC
HOLDERS LISTED ON EXHIBIT A PURSUANT TO POWER OF ATTORNEY IN FAVOR OF THE UNDERSIGNED ON BEHALF OF ALL SUCH HOLDERS By:__________________________________ Name:_________________________________

By:
Name:
Title:

CGSI BRIDGE NOTE SERVICER, INC.

By:
Its:

Schedule to Exhibit 10.5

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to Rule 12b-31 promulgated under the Exchange Act.

Mellon Enterprises, Limited Partnership	$2,250,000	August 23, 2006
Mellon Enterprises, Limited Partnership	$495,000	August 23, 2006
David J. Lies	$800,000	August 23, 2006
Albert Pick III	$107,096	August 23, 2006
Norman Siegel	$200,000	August 23, 2006
Dr. Fred Edminson	$101,764	August 23, 2006
Nicholas D’Andrea	$25,441	August 23, 2006
Jeffrey A. Thompson	$25,374	August 23, 2006
Michael Reardon	$25,307	August 23, 2006
Rosalie D’Andrea	$20,338	August 23, 2006
Dr. Joseph Marconi	$15,282	August 23, 2006
Richard Rizzo	$51,900	August 23, 2006
Scott Mitchell	$101,151	August 23, 2006
John Lindon	$101,151	August 23, 2006
Robert Donofrio	$30,184	August 23, 2006
Richard A. Levy	$100,000	August 23, 2006
Hyatt Johnson Capital LLC	$56,250	August 23, 2006
Jason Hyatt	$28,125	August 23, 2006
Jason Hyatt	$11,250	August 23, 2006
Cabrien, Inc.	$56,250	August 23, 2006
Philip C. Cohen	$28,125	August 23, 2006
Michael Demnicki	$56,250	August 23, 2006
John Murrens	$22,500	August 23, 2006
Thomas R. Murrens	$22,500	August 23, 2006
Raymond Cahnman	$56,250	August 23, 2006
Michael Joss	$16,875	August 23, 2006
Garry Lakin	$28,125	August 23, 2006
Donald O. Johnson	$28,125	August 23, 2006
LaSalle 20/20 Lender, LLC	$325,013	August 23, 2006
Sam Sallerson	$56,250	August 23, 2006
Jonathon Piser	$11,250	August 23, 2006
Aldia Trust	$28,125	August 23, 2006
Thomas G. Hudson	$100,153	August 23, 2006
Patrick Shutt	$50,964	August 23, 2006
Scott Mitchell	$250,000	August 23, 2006
Norman Siegel	$100,000	August 23, 2006
Gerald F. Rozek	$400,000	August 23, 2006
Warren Iola	$150,000	August 23, 2006
Lou Orenstein	$50,000	August 23, 2006